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                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Registration No. 33-53387) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-50786, 33-16082, 2-73650, 333-24703, 333-50005
and 333-50827) of H.B. Fuller Company of our report dated January 8, 1999 appearing in the 1998 Annual Report to Stockholders of H.B. Fuller Company which is incorporated in this Annual Report on Form 10-K405. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Annual Report on Form 10-K405.



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 25, 1999